Exhibit 23.3

                         REAL ESTATE APPRAISERS' CONSENT


MV Development Company, LLC, Manager
Mount Vintage Plantation Golf Club, LLC


         We hereby consent to the inclusion of our appraisal of various tracts of unimproved land, totaling 237.72 acres, south of Edgefield and north of North Augusta in Edgefield County, South Carolina as an exhibit to the Registration Statement on Form S-11 (the "Registration Statement") of Mount Vintage Plantation Golf Club, LLC, to be filed with the U.S. Securities and Exchange Commission. We also consent to the reference to our name under the heading "Experts" in the prospectus contained in the Registration Statement.


                                             /s/ J. Marshall Vann, SRA
                                             --------------------------------
                                             SHERMAN & HEMSTREET, INC.


Augusta, Georgia
July 8, 1998

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